UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

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Core & Main, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40650	86-3149194
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

1830 Craig Park Court
St. Louis, Missouri	63146
(Address of principal executive offices)	(Zip Code)

(314) 432-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.01 per share	CNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 1, 2024, the Board of Directors (the “Board”) of Core & Main, Inc. (the “Company”) approved an increase in the size of the Board to nine directors effective as of May 1, 2024, and James D. Hope was appointed to the Board as a Class I director to fill the vacancy on the Board created by the increase in Board size. Mr. Hope was also appointed as a member of the Audit Committee of the Board as a Class I director. Mr. Hope's term expires at the 2025 annual meeting of stockholders and until his successor shall be elected or qualified, or until his earlier death, resignation or removal. There was no arrangement or understanding between Mr. Hope and any other person pursuant to which he was selected as a director.
From 2018 until his retirement at the end of 2022, Mr. Hope served as executive vice president and chief financial officer for Performance Food Group Company (“PFG”), a leading marketer and distributor of food and food-related products across the United States. Prior to that position, Mr. Hope served as PFG’s executive vice president of operations from 2014 to 2018. Prior to joining PFG, Mr. Hope spent 26 years in various leadership roles at Sysco Corporation, most recently serving as executive vice president of business transformation. Mr. Hope brings to the board a well-rounded background, including public company accounting and reporting, mergers and acquisitions, strategic planning, and risk management and mitigation.
In connection with his election to the Board, Mr. Hope will receive a pro rata portion of the standard annual compensation for service on the Board and the Audit Committee as described from time to time in the Company's definitive proxy statements filed with the Securities and Exchange Commission (the "SEC"). As of the date of this report, standard annual compensation for service on the Board is equal to $200,000, to be paid in $120,000 of restricted stock units of the Company issued under the Company’s 2021 Omnibus Equity Incentive Plan and $80,000 in cash. In addition, an Audit Committee member receives an additional $10,000 annually in cash. The Company entered into an indemnification agreement with Mr. Hope pursuant to which the Company is required to indemnify Mr. Hope against certain liabilities which may arise by reason of his status or service as a director and to advance expenses to him, subject to reimbursement if it is determined that he is not entitled to indemnification. The form of such indemnification agreement has been filed as Exhibit 10.10 to the Company’s Form 10-K, filed with the SEC on March 19, 2024.

Item 8.01 Other Events.
On May 1, 2024, the Company issued a press release announcing the appointment of Mr. Hope as a director, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated May 1, 2024
104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core & Main, Inc.

By:	/s/ Mark G. Whittenburg
Name:	Mark G. Whittenburg
Title:	General Counsel and Secretary

Date: May 1, 2024